Exhibit 99.1

Mobile Infrastructure Reports First Quarter 2026 Financial Results

Utilization Gains Underpin Improving Same-Location Revenue

Fifth Asset Sale Under Asset Rotation Strategy

Reduced Leverage with $12.6 Million of Paydowns

Conference Call Will be Held on May 12, 2026, at 4:30 PM Eastern Time

CINCINNATI — (BUSINESSWIRE) — Mobile Infrastructure Corporation (Nasdaq: BEEP), (“Mobile”, “Mobile Infrastructure” or the “Company”), the nation’s only publicly traded owner of parking infrastructure, today reported results for the three months ended March 31, 2026.

Commenting on the results, Stephanie Hogue, Chief Executive Officer, said, “Our first quarter results reflect solid execution against the initiatives we laid out for 2026. We focused on driving utilization and contract growth while delivering on the first phase of our asset rotation program. Supported by higher residential demand and continued return-to-office momentum, contract parking volumes grew approximately 6% year-over-year and now represents approximately 38% of our management agreement revenue. Same-Location Revenue was stable year-over-year, while active expense discipline and operational execution resulted in 4.4% Same-Location NOI growth.

“Transient volumes increased approximately 3% in the quarter, as several key markets reopened after experiencing construction and redevelopment dislocations in 2025. As expected, we are now witnessing growing demand as these micro-markets re-open, and when combined with continued momentum in contract parking and a robust spring event calendar across our broader portfolio, underpin the confidence our team has in Mobile’s 2026 plan.

“In the first quarter, we also made meaningful progress on our capital allocation strategy. Cumulative proceeds from assets sold under our 36-month, $100 million asset rotation program have now exceeded $30 million, at a weighted-average implied capitalization rate of approximately 2%. The valuation our assets continue to command in private market transactions illustrates the strategic value of well-located urban land, further magnifying the disconnect between the value of our portfolio and Mobile Infrastructure’s current share price.”

First Quarter 2026 Highlights

●	Total revenue was $7.9 million as compared to $8.2 million in the prior-year period
●	Net loss was $7.8 million as compared to $4.3 million in the prior-year period.
●	NOI* was $4.6 million as compared to $4.5 million in the prior-year period.
●	Same-Location NOI* was $4.6 million as compared to $4.4 million in the prior-year period, an increase of 4.4% year-over-year.
●	Adjusted EBITDA* was $3.0 million as compared to $2.7 million in the prior-year period, an increase of 8.7% year-over-year.
●	Contract parking volumes grew approximately 6% year-over-year, supported by continued strength in residential and return-to-office momentum.
●	Asset rotation progress remained on track, with cumulative proceeds from non-core asset sales exceeding $30 million toward the Company’s $100 million, three-year strategic asset rotation program.

* Explanations of these non-GAAP financial measures and reconciliation to the most comparable GAAP financial measures are presented later in this press release.

Financial Results

Total revenue of $7.9 million during the first quarter of 2026 decreased by 3.7% from $8.2 million in the prior-year quarter, primarily due to the sale of assets in 2025. Same-Location Revenue was $7.9 million, flat compared to the first quarter of 2025.

Total property taxes and operating expenses for the first quarter of 2026 were $3.3 million, as compared to $3.8 million during the same period in 2025.

General and administrative expenses for the first quarter of 2026 were $2.4 million, which included $0.8 million of non-cash compensation, compared to $2.4 million during the same period in 2025, which included $0.7 million of non-cash compensation.

Interest expense for the first quarter of 2026 was $5.1 million compared to $4.6 million in the first quarter of 2025.

Net loss was $7.8 million, up from $4.3 million in the comparable prior-year period, primarily driven by a $2.0 million loss on extinguishment of debt and a $1.1 million loss on sale of real estate during the quarter.

Same-Location Net Operating Income (“NOI”), defined by the Company as total revenues less property taxes and operating expenses for properties owned the majority of both reported periods, was $4.6 million for the first quarter of 2026, up 4.4% from $4.4 million in the prior year period. Adjusted EBITDA was $3.0 million for the first quarter of 2026, compared to $2.7 million in the prior year period.

Revenue Per Available Stall (“RevPAS”) for the trailing twelve-month period was $199.50 for the first quarter of 2026, compared to $207.53 in the first quarter of 2025 and $199.88 in the fourth quarter of 2025.

Asset Transaction

During the first quarter, the Company closed on the sale of Marks Garage, a 308-stall parking facility located in Honolulu, Hawaii, for gross proceeds of $16.5 million. Cumulative proceeds from assets sold under the Company’s 36-month, $100 million asset rotation program have now exceeded $30 million.

Balance Sheet, Cash Flow, and Liquidity

At March 31, 2026, the Company had $14.2 million in cash, cash equivalents and restricted cash. As of March 31, 2026, total debt outstanding, including outstanding borrowings under the Line of Credit and notes payable, was $200.0 million.

In connection with the sale of Marks Garage, $8.1 million of mortgage principal was repaid, along with an additional $4.5 million repayment on its Line of Credit. Paydown of the Line of Credit is a primary near-term use of asset sale proceeds. The Company continues to evaluate additional capital allocation opportunities, including share repurchases and asset acquisitions, in coordination with its Board of Directors.

Full Year 2026 Guidance**

The Company is reiterating its full year 2026 guidance as initially provided with fourth quarter and full year 2025 results. For full year 2026, the Company continues to expect revenue in the range of $35 million to $38 million, representing 4% growth at the midpoint over 2025 results and 8% growth on a same-location basis.

The Company expects NOI to range from $21.5 million to $23.0 million, representing year-over-year growth of 7% at the midpoint, and 10% growth on a same-location basis. The Company expects Adjusted EBITDA to range from $15.0 million to $16.5 million, representing year-over-year growth of 10% at the midpoint, and 13% growth on a same-location basis.

This guidance is supported by expectations for continued contract volume growth, the reopening and enhancement of several venues, and the positive impact from technology optimization across the Company’s core portfolio on pricing and utilization. The guidance does not include future asset sales or acquisitions from the asset rotation plan.

**The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

First Quarter 2026 Conference Call and Webcast Information

Mobile will hold a conference call to discuss its first quarter 2026 results on May 12, 2026, at 4:30 p.m. ET.

Participants who wish to access the live conference call may do so by registering here. Upon registration, a dial-in and unique PIN will be provided to join the call.

A live, listen-only webcast of the conference call may be accessed from the Investor Relations section of the Company’s website, or by registering here.

For those who are unable to listen to the live broadcast, a replay of the webcast will be available in the “News & Events” section of the Investor Relations website under “IR Calendar” for one year.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this press release that are not historical facts (including any statements concerning our net operating income and revenue projections, our assessment of various trends impacting our economic performance, the effects of implementation of strategic model changes, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on operations and future prospects are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission from time to time.

All forward-looking statements are made as of the date of this press release. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Mobile Infrastructure Corporation

Mobile Infrastructure Corporation is a Maryland corporation. The Company owns a diversified portfolio of parking assets throughout the United States. As of March 31, 2026, the Company owned 35 parking facilities in 18 separate markets throughout the United States, with a total of 13,200 parking spaces and approximately 4.6 million square feet. The Company also owns approximately 0.1 million square feet of retail/commercial space adjacent to its parking facilities. Learn more at www.mobileit.com.

Mobile Contact

David Gold | Lynn Morgen

beepir@advisiry.com | (212) 750-5800

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of March 31, 2026	As of December 31, 2025
	(unaudited)
ASSETS
Investments in real estate
Land and improvements	$142,584	$150,566
Buildings and improvements	236,118	244,627
Construction in progress	182	87
Intangible assets	5,717	5,717
	384,601	400,997
Accumulated depreciation and amortization	(40,621)	(38,860)
Total investments in real estate, net	343,980	362,137

Cash and cash equivalents	8,503	8,349
Cash – restricted	5,686	6,935
Accounts receivable, net	3,213	3,985
Other assets	1,401	1,058
Total assets	$362,783	$382,464
LIABILITIES AND EQUITY
Liabilities
Notes payable, net	$174,081	$181,771
Line of credit	25,895	25,895
Accounts payable and accrued expenses	12,077	15,196
Accrued preferred distributions and redemptions	167	67
Due to related parties	490	490
Total liabilities	212,710	223,419

Equity
Mobile Infrastructure Corporation Stockholders’ Equity
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 1,266 and 1,296 shares issued and outstanding, with a stated liquidation value of $1,266,000 and $1,296,000 as of March 31, 2026 and December 31, 2025, respectively	—	—
Preferred stock Series 1, $0.0001 par value, 97,000 shares authorized, 13,213 and 13,315 shares issued and outstanding, with a stated liquidation value of $13,213,000 and $13,315,000 as of March 31, 2026 and December 31, 2025, respectively	—	—
Preferred stock Series 2, $0.0001 par value, 60,000 shares authorized, 46,000 issued and converted (stated liquidation value of zero as of March 31, 2026 and December 31, 2025)	—	—
Warrants issued and outstanding – 2,553,192 warrants as of March 31, 2026 and December 31, 2025	3,319	3,319
Common stock, $0.0001 par value, 500,000,000 shares authorized, 39,292,464 and 39,662,049 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	297,762	299,446
Accumulated deficit	(168,551)	(161,496)
Total Mobile Infrastructure Corporation Stockholders’ Equity	132,532	141,271
Non-controlling interest	17,541	17,774
Total equity	150,073	159,045
Total liabilities and equity	$362,783	$382,464

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts, unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenues
Managed property revenue	$6,621	$6,545
Base rental income	1,092	1,459
Percentage rental income	219	231
Total revenues	7,932	8,235

Operating expenses
Property taxes	1,546	1,872
Property operating expense	1,773	1,899
Depreciation and amortization	1,843	2,081
General and administrative	2,427	2,369
Total expenses	7,589	8,221

Other
Interest expense, net	(5,080)	(4,636)
Loss on extinguishment of debt	(2,044)	—
Loss on sale of real estate	(1,115)	—
Other income (expense), net	108	(82)
Change in fair value of Earn-Out liability	—	370
Total other expense	(8,131)	(4,348)

Net loss	(7,788)	(4,334)
Net loss attributable to non-controlling interest	(733)	(444)
Net loss attributable to Mobile Infrastructure Corporation’s stockholders	$(7,055)	$(3,890)

Preferred stock distributions declared - Series A	(19)	(28)
Preferred stock distributions declared - Series 1	(183)	(241)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	$(7,257)	$(4,159)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to Mobile Infrastructure Corporation’s common stockholders - basic and diluted	$(0.18)	$(0.10)
Weighted average common shares outstanding, basic and diluted	39,391,374	40,523,710

Discussion and Reconciliation of Non-GAAP Measures

Same-Location Net Operating Income

Net Operating Income (“NOI”) is presented as a supplemental measure of our performance. For the three months ended March 31, 2026 and 2025, Same-Location NOI represents the NOI for the 36 properties that were owned for the majority of both calendar year periods being compared. The Company believes that NOI provides useful information to investors regarding our results of operations, as it highlights operating trends such as pricing and demand for our portfolio at the property level as opposed to the corporate level. NOI is calculated as total revenues less property operating expenses and property taxes. The Company uses NOI internally in evaluating property performance, measuring property operating trends, and valuing properties in our portfolio. Other real estate companies may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other real estate companies. NOI should not be viewed as an alternative measure of financial performance as it does not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income and expenses, or the level of capital expenditures necessary to maintain the operating performance of the Company’s properties that could materially impact results from operations.

Adjusted EBITDA

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) reflects net income (loss) excluding the impact of interest expense, depreciation and amortization, and the provision for income taxes, for all periods presented. Adjusted EBITDA also excludes certain recurring and non-recurring items including, but not limited to, stock-based compensation expense, non-cash changes in fair value of the Earn-Out Liability, gains or losses from disposition of real estate assets, impairment write-downs of depreciable property, and Other Income, Net. Adjusted EBITDA should be considered along with, but not as an alternative to, net income (loss), cash flow from operations or any other operating GAAP measure.

Same-Location Net Operating Income and Reconciliation to Net Loss

	For the Three Months Ended March 31,
	2026	2025	%
Revenues
Managed property revenue	$6,621	$6,339
Base rental income	1,092	1,381
Percentage rental income	219	231
Total revenues	7,932	7,951	(0.2)%
Operating expenses
Property taxes	1,546	1,810
Property operating expense	1,776	1,725
Same-Location Net Operating Income	$4,610	$4,416	4.4%

Reconciliation
Net loss	$(7,788)	$(4,334)
Loss on extinguishment of debt	2,044	—
Loss on sale of real estate	1,115	—
Other income (expense), net	(108)	82
Change in fair value of Earn-Out liability	—	(370)
Interest expense, net	5,080	4,636
Depreciation and amortization	1,843	2,081
General and administrative	2,427	2,369
Net Operating Income	$4,613	$4,464
Less: 2025 Disposed Assets	(3)	(48)
Same-Location Net Operating Income	$4,610	$4,416

Adjusted EBITDA Reconciliation

	For the Three Month Ended March 31,
	2026	2025

Reconciliation of Net Loss to Adjusted EBITDA Attributable to the Company
Net loss	$(7,788)	$(4,334)
Interest expense, net	5,080	4,636
Depreciation and amortization	1,843	2,081
Change in fair value of Earn-Out liability	—	(370)
Other expense, net	(108)	82
Loss on extinguishment of debt	2,044	—
Loss on sale of real estate	1,115	—
Equity based compensation	801	654
Adjusted EBITDA Attributable to the Company	$2,987	$2,749

RevPAS

Revenue Per Available Stall (“RevPAS”) is used to evaluate parking operations and performance. RevPAS is defined as average monthly Parking Revenue (Parking Revenue less related Sales Tax and Credit Card Fees) divided by the parking stalls in the locations that were owned and under management agreement for the periods presented. Parking Revenue does not include Billboard or Commercial Rent, or revenue from locations that are under Lease Agreements. The Company believes RevPAS is a meaningful indicator of our performance because it measures the period-over-period change in revenues for comparable locations.